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                                                                     Exhibit 4.1


            SECOND AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

            This Second Amendment, dated as of November 3, 2003 (this "Second Amendment"), to the Amended and Restated Rights Agreement, dated as of June 26, 2001 and as amended by that certain Amendment to Amended and Restated Rights Agreement (the "First Amendment") dated as of August 5, 2003 (as amended, the "Rights Agreement"), is between CIMA LABS INC., a Delaware corporation (the "Company"), and WELLS FARGO BANK MINNESOTA, N.A., a national banking association (the "Rights Agent").

                                    RECITALS

            1. The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

            2. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof.

            3. The Company has terminated that certain Agreement and Plan of Merger among the Company, Scarlet Holding Corporation, a Delaware corporation ("Holding Company"), Scarlet MergerCo, Inc, a Delaware corporation and wholly-owned subsidiary of Holding Company, and Crimson MergerCo, Inc., a Delaware corporation and wholly-owned subsidiary of Holding Company ("Crimson"), pursuant to which Crimson would merge with and into the Company (the "Transaction"), with the Company continuing after the Transaction as a wholly-owned subsidiary of Holding Company, which Transaction was entered into by the Company immediately following the execution of the First Amendment.

            4. The Company proposed to enter into a merger transaction (the "Merger") whereby C MergerCo, Inc., a Delaware corporation ("MergerCo") and wholly-owned subsidiary of Cephalon Inc., a Delaware corporation ("Cephalon"), would merge with and into the Company, with the Company continuing after the Merger as a wholly-owned subsidiary of Cephalon.

            5. As a result of the termination of the Transaction and in anticipation of the Merger, the Company desires to amend the Rights Agreement such that (i) the Merger will not result in the occurrence of a Distribution Date, a Shares Acquisition Date, a party thereto becoming an Acquiring Person or otherwise result in a trigger of the Rights (as such terms are defined in the Rights Agreement), and (ii) the Transaction and the parties thereto shall be subject to the provisions of the Rights Agreement to the same extent as they were immediately prior to the adoption of the First Amendment.

            6. All acts and things necessary to make this Second Amendment a valid agreement according to its terms have been done and performed, and the execution of delivery of this Second Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.
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                                    AGREEMENT

            In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Second Amendment, the parties hereto agree as follows:

            1. Section 1(a) of the Rights Agreement is hereby modified and amended by replacing the final sentence thereto with the following:

            Notwithstanding the foregoing, Cephalon, Inc., a Delaware corporation ("Cephalon"), or any Affiliate or Associate thereof, including C MergerCo, Inc., a Delaware corporation and wholly-owned subsidiary of Cephalon ("MergerCo," and collectively with any Affiliate or Associate of Cephalon, "Parent"), shall not become an "Acquiring Person" as a result of the approval, execution or delivery of, or consummation of the transactions contemplated by, that certain Agreement and Plan of Merger dated as of November 3, 2003 (the "Merger Agreement"), by and among the Company, Cephalon and MergerCo; provided, however, that Parent will become an "Acquiring Person" in the event that Parent becomes the Beneficial Owner of an aggregate of 15% or more of the Common Shares of the Company then outstanding other than pursuant to the terms of the Merger Agreement.

            2. Section 1(m) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

            (m) "SHARES ACQUISITION DATE" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; PROVIDED, HOWEVER that, if such Person is determined not to have become an Acquiring Person pursuant to clause
            (y) of the penultimate sentence of Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred. Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, (ii) adoption of the Merger Agreement by the Company's stockholders, (iii) the exchange of the Company's Common Shares pursuant to the Merger Agreement, (iv) the consummation of the Merger (as defined in the Merger Agreement) or (v) the consummation of all of the events described in clauses (i) through (iv), or of any and all other transactions contemplated by the Merger Agreement.


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            3. Section 3(a) of the Rights Agreement is hereby modified and amended by replacing the final sentence thereto with the following:

            Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, (ii) adoption of the Merger Agreement by the Company's stockholders, (iii) the exchange of the Company's Common Shares pursuant to the Merger Agreement, (iv) the consummation of the Merger (as defined in the Merger Agreement) or (v) consummation of all of the events described in clauses (i) through (iv), or of any and all other transactions contemplated by the Merger Agreement.

            4. Section 13(a) of the Rights Agreement is hereby modified and amended by replacing the final sentence thereto with the following:

            Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (x) through (z) of the first sentence of Section 13(a) shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement,
            (ii) adoption of the Merger Agreement by the Company's stockholders, (iii) the exchange of the Company's Common Shares pursuant to the Merger Agreement, (iv) the consummation of the Merger (as defined in the Merger Agreement) or (v) the consummation of all of the events described in clauses (i) through (iv), or of any and all other transactions contemplated by the Merger Agreement.

            5. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

            6. This Second Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

            7. Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force effect.

            8. Capitalized terms used herein but not defined (either directly herein or by reference to the Merger Agreement) shall have the meanings given to them in the Rights Agreement.

            9. The term "Agreement" as used in the Rights Agreement shall be deemed to refer for all purposes to the Rights Agreement as amended by the First Amendment and this Second Amendment.


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            IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as of the day and year first above written.

                                   CIMA LABS INC.


                                   By:  /s/ Steven B. Ratoff
                                        ----------------------------------------
                                        Name:  Steven B. Ratoff
                                        Title: Interim Chief Executive Officer


                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                   as Rights Agent

                                   By:  /s/ John D. Baker
                                        ----------------------------------------
                                        Name:  John D. Baker
                                        Title: Assistant Vice President





             SIGNATURE PAGE TO SECOND AMENDMENT TO RIGHTS AGREEMENT